FORM 27

MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)
MATERIAL CHANGE REPORT UNDER SECTION 118(1) OF THE SECURITIES ACT (ALBERTA)
MATERIAL CHANGE REPORT UNDER SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)

1.	Reporting Issuer

Argosy Minerals Inc. Suite 582 - 885 Dunsmuir Street Vancouver, British Columbia V6C 1N5

2.	Date of Material Change November 26, 2002

3.	Press Release Issued November 28, 2002 and distributed through the facilities of the Australia Stock Exchange and Canadian Corporate News.

4.	Summary of Material Change The Company announced the resignation of Louis G. Montpellier, Director.

5.	Full Description of Material Change A full description of the material change is set out in the attached News Release (11-02).

6.	Reliance on Section 85(1) of The Securities Act (British Columbia) This report is not being filed on a confidential basis.

7.	Omitted Information There are no significant facts required to be disclosed herein which have been omitted.

8.	Director/Senior Officer Contact: Cecil R. Bond, Secretary Telephone: (604) 689-5529 Facsimile: (604) 689-5079

9.	Statement of a Senior Officer The foregoing accurately discloses the material change referred to herein.

DATED at Vancover, British Columbia this 28th day of November, 2002.

ARGOSY MINERALS INC.

signed by: "Cecil R. Bond" Cecil R. Bond Director and Corporate Secretary

cc:	Alberta Securities Commissions
via SEDAR

Ontario Securities Commission
via SEDAR

Austring Fendrick Fairman & Parkkari
Mr. Lorne Austring

Gowling Lafleur Henderson LLP
Mr. L. Montpellier

Argosy Minerals Inc.
Perth Office

Australia Stock Exchange

US Securities and Exchange Commission (Fm 6k)